UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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BRENHAM OIL & GAS CORP.

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

BRENHAM OIL & GAS CORP.

601 Cien Street, Suite 235

Kemah, TX 77565-3077
Phone: (281) 334-9479

To Our Stockholders:

This Notice and the accompanying Information Statement (the "Information Statement") are being furnished to the stockholders of Brenham Oil & Gas Corp., a Nevada corporation ("Brenham" or the "Company"), in connection with actions taken by the Company's Board of Directors and the holders of a majority of the issued and outstanding shares of common stock of the Company (the "Majority Consenting Stockholders") who, together, executed a joint written consent on April 25, 2016 (the "Joint Written Consent"), a copy of which is attached as Exhibit A hereto.

Pursuant to the authority granted by the Joint Written Consent, the Company shall file a Certificate of Amendment to the Company's Articles of Incorporation, to: (i) change the name of the Company from Brenham Oil & Gas Corp. to Africa Growth Corporation (the "Name Change"); (ii) implement a one-for-two hundred (1:200) reverse split of its 128,042,064 shares of issued and outstanding Common Stock (the "Reverse Split"); (iii) existing Brenham common stock shall be renamed the "Common Stock Series A": (iv) authorize the issuance of up to 100,000,000 shares of a new class of non-voting common stock with the same economic rights of existing Common Stock Series A but without the right to vote on any matter. which non-voting shares shall be designated "Common Stock Series B"; (v) authorize the issuance of up to 1,000,000 shares of a new class of super-voting common stock with all of the economic rights of existing common stock except that such common stock will have five thousand (5,000) votes for each share, which shall be designated -Common Stock Series C"; and (vi) authorize the issuance of up to 29,000,000 shares of preferred stock. par value of $0.0001 per share, which may he issued in one or more series ("Preferred Stock") and the Board of Directors shall be authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof.

The foregoing amendments to the Company's Articles of Incorporation are being implemented in furtherance of the execution by the Company of a merger agreement dated April 25, 2016 (the "Merger Agreement") between the Company and Angola International Capital Ltd., a Bermuda corporation (“AIC”) pursuant to which AIC will become a wholly-owned subsidiary of the Company and the surviving company (the "Merger"). Reference is made to the disclosure contained in the Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the "SEC) on April 29, 2016.

This Information Statement is being sent to you for information purposes only and you are not required to take any action.

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By Order of the Board of Directors:

/s/: Daniel Dror

Daniel Dror

CEO and Chairman

May 9, 2016

Brenham Oil & Gas Corp.
601 Cien Street, Suite 235

Kemah, TX 77565-3077
Phone: (281) 334-9479

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed with the United States Securities and Exchange Commission (the "SEC") on May 6, 2016, in connection with the Joint Written Consent dated April 25, 2016 to amend the Company's Articles of Incorporation to: (i) change the name of the Company from Brenham Oil & Gas Corp. to Africa Growth Corporation; (ii) implement a one-for-two hundred (1:200) reverse split of its 128,042,064 shares of issued and outstanding Common Stock (the "Reverse Split"); (iii) existing Brenham common stock shall be renamed the "Common Stock Series A": (iv) authorize the issuance of up to 100,000,000 shares of a new class of non-voting common stock with the same economic rights of existing Common Stock Series A but without the right to vote on any matter. which non-voting shares shall be designated "Common Stock Series B"; (v) authorize the issuance of up to 1,000,000 shares of a new class of super-voting common stock with all of the economic rights of existing common stock except that such common stock will have five thousand (5,000) votes for each share, which shall be designated -"Common Stock Series C"; and (vi) authorize the issuance of up to 29,000,000 shares of preferred stock. par value of $0.0001 per share, which may he issued in one or more series ("Preferred Stock").

The foregoing are referred to hereinafter as the "Corporate Actions," all as discussed more fully below. The Corporate Actions will be evidenced by the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada but will not become effective until the Company receives approval from FINRA of the Name Change and the Reverse Split (the "Effective Date").

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), the actions approved by the Joint Written Consent and Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders.

New Common Stock Series A certificates reflecting the Name Change will not be issued at the Effective Date. The Company's Common Stock is subject to quotation on the OTCPK Market under the symbol "BRHM." Upon the Effective Date of the Reverse Split and the Name Change, FINRA will change our symbol to reflect the Company's Name Change.

Reasons for the Corporate Actions:

The Company's Board of Directors ratified, approved and recommended that the Company's Majority Consenting Stockholders consent to the Corporate Actions because of the pending merger of the Company's wholly-owned subsidiary with and into Angola International Capital Ltd., a Bermuda corporation (“AIC”) pursuant to which AIC will be the surviving company (the "Merger").

More specifically, as disclosed in Brenham's current report on Form 8-K filed with the SEC on April 29, 2016, the Company entered into a merger agreement with AIC (the "Merger Agreement"), a copy of which was attached as Exhibit 2.1 to the Form 8-K.

The reason for entering into the Merger Agreement is due to the continuing low oil prices that have had a material adverse effect on Brenham's business prospects related to the development and commercial exploitation of Brenham's oil and gas assets and the likelihood that such assets would continue to underperform and not produce adequate returns.

The Company's Board of Directors determined that rather than waiting for a commodity price recovery, it used Brenham's valuable African experience obtained pursuing petroleum concessions in African nations including Togo and Equatorial Guinea to pursue the growth opportunities presented by AIC's business model which has focused on income-oriented real estate acquisitions and long term housing finance for middle-income families in Sub-Saharan Africa.

At December 31, 2015, the Company had total assets of approximately $6,000 and total liabilities of approximately $680,000 almost all of which are owed to the Company's corporate parent and control stockholder, American International Industries, Inc. (OTCPK: AMIN). In connection with the transactions contemplated by the Merger Agreement, upon the closing of the Merger (the "Closing"), the Company's oil and gas assets will be transferred and assigned to AMIN in consideration for the forgiveness by AMIN of the related party liabilities of approximately $675,000 and the specific indemnification for other liabilities of the Company.

The Closing is conditioned upon the filing by the Company of a Form 8-K/12G with full "Form 10" disclosure regarding AIC, including its business, risk factors, management and audited financial statements of AIC for the years ended December 31, 2015 and 2014. Upon the Closing, the Company will have new management and a new Board of Directors and the Company's business will be that currently operated by AIC. AIC currently owns and operates residential and commercial real estate in the West African nation of Angola and has begun work on its first projects in Namibia with plans to add additional Sub-Sahara African nations to its portfolio. An affiliate of CBRE [www.cbre.com], the largest commercial real estate firm with world-wide operations, has independently appraised three of AIC’s properties for approximately $30,700,000 in 2015.

ACTIONS TAKEN BY THE JOINT WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS OF BRENHAM OIL & GAS CORP.

ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO AFRICA GROWTH CORPORATION

Effective April 25, 2016, the Company's Board of Directors approved an Amendment to the Company's Certificate of Incorporation to effect the name change pursuant to which the Company name will be changed from Brenham Oil & Gas Corp. to Africa Growth Corporation (the "Name Change"). The reason for the Name Change is to more fully reflect the Company's new business endeavors on and after the Closing, which will involve owning, operating and developing residential and commercial real estate in the West African nations of Angola and Namibia as well as other Sub-Sahara African nations. The Company intends to file an application with FINRA after filing the Definitive Information Statement on Schedule 14C requesting approval of the Name Change and the Reverse Split.

ACTION II

AMENDMENT TO THE ARTICLES OF INCORPORATION TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK ON A 1:200 BASIS

The Company's Board of Directors and the Majority Consenting Stockholders have approved the implementation of a one-for two hundred (1:200) reverse split of the issued and outstanding 128,042,064 shares of Common Stock resulting in 640,211 shares of Common Stock issued and outstanding, excluding the number of shares issued in connection with rounding up of partial stockholders, which are estimated to be approximately 1,200 addition shares of Common Stock following the Effective Date of the Reverse Split.

Certain Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws. The Reverse Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by the Company in connection with the Reverse Split. No gain or loss will be recognized by a stockholder who exchanges all of his shares of pre-reverse Common Stock solely for shares of post-reverse Common Stock. The aggregate basis of the shares of the Common Stock to be received in the Reverse Split will be the same as the aggregate basis of the shares of Common Stock surrendered in exchange therefore. The holding period of the shares of Common Stock to be received in the Reverse Split will include the holding period of the shares of Common Stock surrendered in exchange therefore.

The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF THE COMPANY'S COMMON STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

ACTION III

AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE A NEW SERIES OF NON-VOTING COMMON, SUPER-VOTING COMMON STOCK AND PREFERRED STOCK

The Company's Board of Directors and the Majority Consenting Stockholders have approved the filing of a Certificate of Amendment to the Company's Articles of Incorporation to authorize: (i) the designation of the Company's existing Common Stock, par value $0.0001 as "Common Stock Series A"; (ii) the issuance of up to 100,000,000 shares of a new class of non-voting common stock with the same economic rights of existing Common Series A but without the right to vote on any matter, and which non-voting shares shall be designated "Common Stock Series B"; (iii) the issuance of up to 1,000,000 shares of a new class of super-voting common stock with all of the economic rights of existing common stock except that such common stock will have five thousand (5,000) votes for each share and which shall be designated -Common Stock Series C"; and (iv) the issuance of up to 29,000,000 shares of preferred stock. par value of $0.0001 per share, which may he issued in one or more series ("Preferred Stock"), and the Board of Directors shall be authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof.

The authorization of the Company's Name Change (Action I), the Reverse Split (Action II) and the authorization and designation of Common Stock Series A, Series B and Series C and the authorization of Preferred Stock is being implemented by means of filing with the State of Nevada of a Certificate of Amendment to the Company's Articles of Incorporation, which was approved by Joint Written Consent of the Board of Directors and Majority Consenting Stockholders, attached as Exhibit A hereto. The Name Change and Reverse Split is also subject to approval by FINRA, which shall assign a new stock symbol upon the effective date of these Corporate Actions (the "Effective Date").

Upon the Closing of the Merger, the Company shall issue to the stockholders of AlC a total of 7,362,421 shares of Common Stock Series A and 100,000 shares of Common Stock Series C having 5,000 votes per share. As a result, the AIC stockholders will own 7,462,421 shares having the collective voting rights equal to 507,462,421 shares of Common Stock, on all matters submitted to the vote of holders of the Company's common stock. After the Closing, the existing stockholders of the Company will have the right to vote 641,411 shares of Common Stock Series A representing 7.92% of the Company's voting shares.

The Closing is conditioned upon the filing by the Company of a Form 8-K/12G with full "Form 10" disclosure regarding AIC, including its business, risk factors, management and audited financial statements of AIC for the years ended December 31, 2015 and 2014. Upon the Closing, the Company will have new management and a new Board of Directors and the Company's business will be that currently operated by AIC. AIC currently owns and operates residential and commercial real estate in the West African nations of Angola and has begun work on its first projects in Namibia with plans to add additional Sub-Sahara African nations to its portfolio. An affiliate of CBRE [www.cbre.com], the largest commercial real estate firm with world-wide operations, has independently appraised three of AIC’s properties for approximately $30,700,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of May __, 2016. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group. Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
American International Industries, Inc.	65,346,390	51.01%
601 Cien Street, Suite 235
Kemah, TX 77565

S. Scott Gaille, Director	21,200,000	16.55%
601 Cien Street, Suite 235
Kemah, TX 77565

International Diversified Corporation, Ltd.	3,488,657	2.72%
Shirley House, Shirley Street, P.O. Box SS 19084
Nassau, Bahamas (2)

Charles R. Zeller, Director and Interim CFO	6,320	0.00%
601 Cien Street, Suite 235
Kemah, TX 77565

L. Rogers Hardy, Director and Vice President of Exploration	1,000,000	0.78%
601 Cien Street, Suite 235
Kemah, TX 77565

Bryant M. Mook, Director, President and COO	12,050,127	9.41%
601 Cien Street, Suite 235
Kemah, TX 77565
Directors and Officers (5 persons) (3)	99,602,837	77.75%

(1) Applicable percentage ownership is based on 128,031,564 shares of common stock outstanding as of May __, 2016. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Elkana Faiwuszewicz is the brother of Mr. Dror. International Diversified Corporation, Ltd. (“IDCL”) is owned by Elkana Faiwuszewicz. Mr. Dror disclaims beneficial ownership of IDCL. IDCL is an affiliate of American by virtue of the size of its stock ownership of American.

(3) Includes shares owned by American International Industries, Inc.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

At present, we have four (4) executive officers and five (5) directors. Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present directors and executive officers:

Name	Age	Positions
Daniel Dror	75	Chairman and CEO
Charles R. Zeller	74	Director and Interim CFO
S. Scott Gaille	46	Director
Bryant M. Mook	62	Director, President and COO
L. Rogers Hardy	69	Director and Vice President of Exploration

Daniel Dror has been Chief Executive Officer and Chairman of the Board of Directors of Brenham Oil & Gas, Inc. since December 1997, and he devotes approximately 10% of his professional time to Brenham’s business. Mr. Daniel Dror has served as Chairman of the Board and Chief Executive Officer of American International Industries, Inc. since September 1997 and devotes approximately 70% of his professional time to American’s business. Mr. Dror served as Chairman of the Board and Chief Executive Officer of Hammonds Industries, Inc., a public company and formerly a subsidiary of American from June 2007 until December 31, 2008, and resumed this position on December 31, 2009. Hammonds was known later as Delta Seaboard International, Inc., and subsequently as American International Holdings Corp.

Charles R. Zeller was appointed to the Board of Directors of the Company in 2011, and as Interim Chief Financial Officer on November 21, 2013. He has served as a Director of the American International Industries, Inc. since 2000. Mr. Zeller is a developer of residential subdivisions, including Cardiff Estates, 800 acres subdivision in Houston, TX, and the estate of Gulf Crest in downtown Pearland, Texas. He has extensive experience in real estate and finance, and has been a real estate investor and developer for over 35 years, including shopping centers, office buildings, and apartment complexes and the financing of such projects.

S. Scott Gaille has been a Director since July 2010. From July 2010 to September 2012, Mr. Gaille served as President of the Company. From August 2007 to the present, Gaille Group, which is owned and controlled by Scott Gaille, has launched and incubated a series of businesses in the energy and financial services sectors, including Gaille PLLC, a law firm focused on providing outside general counsel and global energy transactions legal services. During the period from February 2012 until October 2015, Mr. Gaille served as the Chief Compliance Officer, General Counsel & Corporate Secretary for ZaZa Energy Corporation.  Mr. Gaille also is an Adjunct Professor of Management at Rice University, where he teaches International Energy Development to MBA students, and a Lecturer in Law at the University of Chicago, where he teaches the Energy Law Seminar. Mr. Gaille was Director - Business Development for Occidental Oil & Gas Corporation from July 2004 to August 2007. Mr. Gaille was an Olin Fellow in Law and Economics at the University of Chicago, where he received his Doctor of Law Degree with High Honors in 1995 and attended undergraduate college at the University of Texas at Austin, where he earned a Bachelor of Arts degree in Government with High Honors and was elected to Phi Beta Kappa.

Bryant M. Mook was appointed Brenham’s President, Chief Operating Officer and Director on February 28, 2013. He had served as Vice President of the Company since July 2010, is a registered geologist with a Masters degree in Petroleum Engineering from Colorado School of Mines, and has more than 35 years of multi-disciplinary experience in oil and gas. He devotes approximately 10% of his professional time to Brenham’s business. For the past five years, Mr. Mook has worked as a technical advisor and consulting petroleum engineer in Houston, Texas, providing technical, reserve, valuation, and management expertise for numerous oil and gas companies. Mr. Mook also has served as an independent technical consultant and reserve engineer with La Cortez Energy Inc., and as an independent consultant-technical advisor for public reporting and engineering support reporting with American Standard Energy Corp., both of which are public companies.

L. Rogers Hardy, Vice President of the Company since July 2010 and Director since August 2, 2011, has been an independent geological consultant since 2000, and devotes approximately 10% of his professional time to Brenham. From 1993 to 1999, Mr. Hardy was Vice President of Exploration for Unocal Indonesia, supporting the company’s entry into the first successful deepwater exploration in the country. From 1984 to 1993, Mr. Hardy held positions of team leader and exploration manager with Unocal International, focusing on new ventures and operations in Latin America, Africa, and, while manager of the basins studies group, conducted scoping evaluations worldwide. Before joining Unocal, Mr. Hardy conducted international exploration programs for Natomas International in Colombia, China, the North Sea, and the Bahamas. Previously, he worked in geology and geophysics in Alaska and offshore California with Chevron USA, and offshore Louisiana with Amoco USA. He holds a Masters of Geology from San Diego State University (1973) and a Bachelors of Geology from the University of Minnesota (1968).

Independent Public Accountants

Our Board of Directors has approved the appointment by the Company's Board of Directors of GBH CPAs, PC as independent public accountants for the fiscal year ended December 31, 2015.

Code of Ethics

The Registrant has adopted a Code of Ethics that are designed to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in the Registrant's SEC reports and other public communications. The Code of Ethics promotes compliance with applicable governmental laws, rules, and regulations.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Registrant's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant's Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its officers and directors and ten percent (10%) shareholders have not filed reports required to be filed under Section 16(a).

EXECUTIVE COMPENSATION

The following tables contain compensation data for the Chief Executive Officer and other named executive officers of the Company for the fiscal years ended December 31, 2015 and 2014:

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Stock Award(s) (1)	Securities Underlying Options	Total Compensation
Daniel Dror,	2015	$120,000	-	-	-	-	$120,000
Chairman and CEO	2014	$120,000	-	-	-	-	$120,000

Charles R. Zeller,	2015	-	-	-	-	-	-
Director and Interim CFO (1)	2014	-	-	-	-	-	-

Bryant M. Mook,	2015	-	-	-	-	-	-
Director, President and COO	2014	-	-	-	-	-	-

L. Rogers Hardy,	2015	-	-	-	-	-	-
Director and Vice President of Exploration	2014	-	-	-	-	-	-

(1) Appointed as Interim CFO on November 21, 2013

Grants of Plan-Based Awards

None.

Director Summary Compensation Table

None.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the EDGAR system.

We will provide without charge a information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Director of Brenham Oil & Gas Corp.

Brenham Oil & Gas Corp.		May 9, 2016

By:	/s/ Daniel Dror
Daniel Dror, Chief Executive Officer and Chairman

EXHIBIT A

JOINT WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

AND

MAJORITY CONSENTING STOCKHOLDERS

OF

BRENHAM OIL & GAS CORP.

The undersigned, being the members of the Board of Directors of Brenham Oil & Gas Corp., a Nevada corporation (the "Corporation"). acting together with the written consent of the holder (the "Majority Consenting Stockholders") of a majority oldie outstanding shares of the Corporation's common stock, par- value $0.0001 (the "Common Stock") acting pursuant to the authority granted by Section 78.320 of the Nevada Revised Star min ("NRS"), do hereby adopt the following resolutions as of this 25th day of April 2016 (the "Joint Written Consent").

WHEREAS, the Corporation's Board of Directors has determined to enter into a merger agreement by and between the Corporation, a newly-formed subsidiary of the Corporation ("BREIM Sub") and Angola International Capital, organized under the laws of Bermuda ("AIC") in the form attached as Exhibit A hereto (the "Merger Agreement") pursuant to which-, (i) BRHM Sub will be merged with and into AlC, which will become the surviving entity and 'become a wholly-owned subsidiary of the Corporation:. (ii) the Corporation will change its name from Brenham Oil & Gas Corp. to Africa Growth Corporation (the "Name Change"); (iii) the Corporation will implement a one-for-two hundred (1:200) reverse split of its 128,042,064 shares of issued and outstanding Common Stock (the "Reverse Split"); (iv) existing Brenham common stock shall be renamed the "Common Stock Series A": (v) the Corporation's Articles of Incorporation shall be amended to authorize the issuance of up to 100,000,000 shares of a new class of non-voting common stock with the same economic rights of existing Common Series A but without the right to vote on any matter. which non-voting shares shall be designated "Common Stock Series B"; (vi) the Corporation's Articles of Incorporation shall be amended to authorize the issuance of up to 1,000,000 shares of a new class of super-voting common stock with all of the economic rights of existing common stock Except that such common stock will have five thousand (5,000) votes for each share, which shall be designated -Common Stock Series C"; and (vii) the Corporation's Articles of Incorporation shall be amended to authorize the issuance of up to 29,000,000 shares of preferred stock. par value of $0.0001 per share, which may he issued in one or more series ("Preferred Stock").

WHEREAS, the Corporation's Board of Directors has determined that it is in the best interests of the Corporation and its stockholders that resulting share ownership interest including resulting fractional shares of Common Stock for each individual stockholder shall be rounded up in a manner that every stockholder shall own at least one (1) share as a result of the Reverse Split; and

WHEREAS, the immediate effect of the Reverse Split will be to reduce the total number of shares of Common Stock From approximately 128,042,064 shares to approximately 640,211 shares issued and outstanding excluding the number of shares issued in connection with the rounding up of partial stockholders, which are estimated to be approximately 200 additional shares of Common stock.

NOW. TIIEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the following Articles as follows;

FIRST: Upon the closing of the Merger Agreement, the narne of the Corporation is: Africa Growth Corporation;

SECOND: The Corporation shall be authorized to issue three hundred thirty million (330,000,000) shares of capital stock, consisting of: two hundred million (200,000,000) shares shall be shares of common stock, par value $0.0001 per share ("Common Stock Series A"); (ii) one hundred million (100,000,000) shares of non-voting common stock, par value $0.0001 per share ("Common Stock Series B"); (iii) one million (1,000,000) shares of super-voting common stock with the right of 5,000 votes per share on all matters, par value $0.0001 per share ("Common Stock Series C"); and (iv) twenty-nine million (29,000,000) shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series ("Preferred Stock"). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to the provisions of the NRS. The 128,042,064 shares of Common Stock that are issued and outstanding at the date of this Joint Written Consent shall be subject to a reverse stock split of one-for-two hundred (1:200) basis.

THIRD: Upon the closing of the Merger Agreement, the Corporation shall issue to the stockholders of AlC a total of 7,362,421 shares of Common Stock Series A and 100,000 shares of Common Stock Series C, in each case, post reverse stock split on a one-for-two hundred (1:200) basis;

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent

FURTHER RESOLVED, that the undersigned members of the Corporation's Board of Directors and the Majority Consenting Stockholders of the Corporation, hereby authorize, ratify and approve the forgoing actions pursuant to the provisions of the NRS and thereby direct that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders be filed with the minutes of the meetings of the Corporation.

The number of shares of Corporation's Common Stock issued and outstanding at April 25, 2016 (the "Record Date") is 128.042,064 shares. The number of shares of Common Stock necessary to approve the above resolutions under Section 732 of Title 7S of the NRS and the By-laws of the Corporation is 64,021,033 shares of Common Stock, The Majority Consenting Stockholders, holding 86,546,390 shares of Common Stock, representing or 67.59% of our 128.042,064 outstanding shares of Common Stock, have consented to the adoption of the above resolutions.

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document, All counterparts, shall be construed together and shall constitute a single Joint Written Consent.

Brenham Oil & Gas Corp.

By: Daniel Dror, CEO and Chairman

Board of Directors

/s/: Daniel Dror	/s/: S. Scott Gaille	/s/: Bryan Mook	/s/: Charles Zeller	/s/: Rogers Hardy
Daniel Dror	S. Scott Gaille	Bryan Mook	Charles Zeller	Rogers Hardy
Chairman	Director	Director	Director	Director
Date: April 25, 2015	Date: April 25, 2015	Date: April 25, 2015	Date: April 25, 2015	Date: April 25, 2015

TABLE OF MAJORITY CONSENTING STOCKHOLDERS

Name of Majority Consenting Stockholders	Number of Share (%) Beneficially Owned (1)
American International Industries, Inc., Principal Shareholder /s/: Daniel Dror Daniel Dror, Chairman and CEO	65,346,390 or 51.01%

/s/: S. Scott Gaille S. Scott Gaille, in his capacity as a Stockholder	21,200,000 or 16.55%
Total	86,546,390 or 67.59%

Dated: April 25, 2016

(1) Applicable percentage ownership is based on 128,042,064 shares of Common Stock outstanding as of April 25, 2016.